Exhibit 16.1

George Brenner, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 - Fax 310/202-6494

Office of Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 5 in the Form 10-QSB for the quarterly  period ended March 31, 2007 of Aquentium, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm in such Form 10-QSB.

Very truly yours,

/s/ George Brenner

George Brenner, C.P.A.